Exhibit 10.26

AGREEMENT

AGREEMENT dated April 30, 2008 by and among WEI LIN, an individual with a business address at Licuo Industry Park, Waisha Town, Shantou, Guangdong Province, China 515800 (“Wei Lin”), CHINA DIRECT, INC., a Florida corporation with a business address at 431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441 (“CDI”), and CHINA AMERICA HOLDINGS, INC., a Florida corporation, with a business address of 10871 N.W. 52nd Street, Suite 2, Sunrise, Florida 33351 (“China America”).

R E C I T A L S

WHEREAS, CDI through its wholly-owned subsidiary, CDI China, Inc., acquired a 60% equity interest in Jieyang Big Tree Toy Co. Ltd. (“Jieyang”), which became a majority owned subsidiary of Big Tree Toys, Inc.;

WHEREAS, in connection with and in consideration for the acquisition of such 60% equity interest in Jieyang, CDI issued 53,654 shares of its common stock to Wei Lin;

WHEREAS, such transaction was effected through agreements among the several parties dated February 12, 2007 as amended by amendment dated May 8, 2007;

WHEREAS, on August 31, 2007, CDI sold and assigned its equity interest in Jieyang for cash to China America; and

WHEREAS, China America is unable, from time to time, to obtain appropriate information pertaining to Jieyang for purposes of fulfilling its financial statement requirements, and as a result of which the parties hereto recognize that it is in the best interests of such parties to rescind the transactions hereinabove described so as to place the parties in their original position without loss or detriment to such parties;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

1.         The parties represent that the foregoing preambles are true and accurate and represent the basis for the parties undertaking this Agreement.

2.         In order to effectuate the intent and purposes hereof, China America will assign and transfer to Wei Lin or his designee the 60% equity interest in Jieyang as represented by a certificate. In consideration therefor, Wei Lin will assign the 53,654 shares of common stock of CDI to China America, which China America accepts in satisfaction of any obligation of CDI to China America.

3.         Each of the parties hereto represents and warrants to each other that they have full authority to enter into this Agreement and to complete the transactions contemplated hereby, and such transactions will not conflict with any agreement or obligation of any of the parties to any third parties.

4.         The parties agree that they will fully cooperate with each and provide any applicable stock powers, signature guarantees or indicia of ownership or authority in order to effectuate the transactions contemplated hereby.

5.         All of the aforementioned agreements are deemed rescinded and annulled upon execution hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

/s/ Wei Lin

WEI LIN

CHINA DIRECT, INC.

By: /s/ David Stein

David Stein, Chief Operating Officer

CHINA AMERICA HOLDINGS, INC.

By: /s/ Dore S. Perler

Dore S. Perler, President